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                                                                    EXHIBIT 16.1



March 6, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 1, 2003 of Nucentrix Broadband Networks, Inc., related to the resignation of King Griffin & Adamson P.C. to allow its successor entity KBA Group LLP to be engaged as Nucentrix Broadband Networks, Inc.'s independent accountants and are in agreement with the statements contained in Item 4 (a) paragraphs (1), (2), (4) and (5) therein.

                                              Very truly yours,



                                              KING GRIFFIN & ADAMSON P.C.